SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.
                                  20549



                                 Form 8-K




          Current Report Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934



               Date of Report      February 27, 1998



               Registrant;
Commission     State of Incorporation          IRS Employer
File No.       Address and Telephone No.     Identification No.


1-9760         Atlantic Energy, Inc.              22-2871471
               (New Jersey)
               6801 Black Horse Pike
               Egg Harbor Township, NJ 08234
               (609) 645-4500



1-3559         Atlantic City Electric Company     21-0398280
               (New Jersey)
               6801 Black Horse Pike
               Egg Harbor Township, NJ 08234
               (609) 645-4100

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Item 5.  Other Events

     On February 25, 1998, the Securities and Exchange Commission (the "Commission") issued an order approving the Application-Declaration on Form U-1 previously filed by Conectiv, Inc. ("Conectiv") under Section 9(a)(2) of the Public Utility Holding Company Act of 1935, as amended (the "Act"). The order approved the combination of Delmarva Power & Light Company ("Delmarva") and Atlantic Energy, Inc., ("Atlantic") pursuant to which Delmarva and its direct subsidiaries and the direct subsidiaries of Atlantic will become direct subsidiaries of Conectiv a Delaware holding company. The merger will be effective on March 1, 1998. The Company also received an order from the Commission on February 26, 1998 authorizing Conectiv to engage in certain financing activities under the Act. Attached hereto as exhibit 99 is a News Release of the Company announcing the receipt of the Commission orders.

     As previously reported by Atlantic on Form 8-K on January 6, 1998, the New Jersey Board of Public Utilities ("BPU"), on January 7, 1998, issued an order to finalize its December 30, 1997 ruling approving the petition of Atlantic City Electric Company ("ACE") and Conectiv for a transfer on Atlantic's books and records of all of the issued and outstanding shares of its common stock, which will result in the change ownership and control of ACE. Atlantic is the parent of ACE and the sole common shareholder of ACE. Pursuant to the change in control, ACE will become a wholly owned subsidiary of Conectiv. Under the terms of the order, the BPU ordered that approximately 75 percent of the total average projected $21.12 million annual merger savings for New Jersey ratepayers, or $15.75 million, be returned to customers, for an overall merger-related rate reduction of 1.7 percent. The net result of the merger related-decrease in rates, combined with the effect of a previously approved rate increase, was an annual net decrease in customers rates of approximately $10.75 million or 1.2 percent. The BPU order concluded that this entire 1.2 percent decrease should be credited towards the 5 to 10 percent rate reduction required pursuant to the BPU Restructuring Report.

     On January 21, 1998, the Division of the Ratepayer Advocate ("DRA") filed a Motion for Reconsideration and Clarification of Certain Issues regarding the BPU s January 7, 1998 order. The DRA seeks clarification and reconsideration regarding (1) the BPU s determination to employ the "no harm" standard of review, rather than the "positive benefit to the public interest" standard; (2) the BPU s adoption of the Administrative Law
Judge s "rounding down" in calculating 75% of the net annual merger savings; (3) the BPU s approval of the 1.2% rate decrease resulting from merger as a credit towards Atlantic s 5-10 percent rate reduction required pursuant to the BPU Restructuring Report.
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The DRA motion also seeks clarification from the BPU on how it calculated the requirement that Atlantic decrease its rates by an additional $9.88 million on the effective date of the merger.

     The Motion for Reconsideration and Clarification of Certain Issues does not request, as an item of relief, that the approval of the merger be denied. No stay of the BPU order issued January 7, 1998 has been requested or issued. The appeal period for the BPU order, however, has not expired. The Company does not expect that the outcome from this proceeding will have a material adverse impact.
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                               EXHIBIT INDEX


Exhibit No.

    99              News Release dated February 26, 1998.
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                    ***********************************



                                 SIGNATURE


            Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         Atlantic Energy, Inc.
                         Atlantic City Electric Company
                                  (Registrant)

                                By:     /s/J. E. Franklin II
                                       J. E. Franklin II
                         Vice President, Secretary and
                         General Counsel of Atlantic Energy, Inc.
                         Senior Vice President, Secretary and
                         General Counsel of Atlantic City
                         Electric Company


Date: February 27, 1998

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